Exhibit 99.1

Albertsons Companies Announces Receipt of Letter Relating to Safeway Notes

Boise, ID – July 20, 2018 – Albertsons Companies, Inc. (“Albertsons” or the “Company”) has announced that outside counsel to the Company has received a letter from a law firm purporting to represent in excess of 45% of the outstanding principal amount of Safeway Inc.’s (“Safeway”) 7.25% Senior Debentures due February 2031 (the “SWY 2031 Notes”). Safeway is a wholly-owned subsidiary of the Company. The letter asserts that the Albertsons/Safeway financing structure, that has been in place without challenge since the closing of the Albertsons/Safeway transaction in January 2015 and was fully disclosed in the related proxy statement distributed in June 2014, violates a covenant in the indenture governing the Safeway notes. The letter requests the SWY 2031 Notes trustee to declare Safeway in default under the terms of the indenture governing the Safeway notes.

The Company and Safeway believe their financing structure has been, and continues to be, in full compliance with the covenants governing the Safeway notes.

About Albertsons CompaniesAlbertsons companies is one of the largest food and drug retailers in the United States, with both a strong local presence and national scale. We operate stores across 35 states and the District of Columbia under 20 well-known banners including Albertsons, Safeway, Vons, Jewel-Osco, Shaw’s, Acme, Tom Thumb, Randalls, United Supermarkets, Pavilions, Star Market, Haggen and Carrs, as well as meal kit company Plated based in New York City. Albertsons Companies is committed to helping people across the country live better lives by making a meaningful difference, neighborhood by neighborhood. In 2017 alone, along with the Albertsons Companies Foundation, the company gave nearly $300 million in food and financial support. These efforts helped millions of people in the areas of hunger relief, education, cancer research and treatment, programs for people with disabilities and veterans outreach.

Important Notice Regarding Forward-Looking StatementsThis communication contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the pending merger between Rite Aid Corporation (“Rite Aid”) and Albertsons Companies, Inc. and the transactions contemplated thereby, the parties’ perspectives and expectations and guidance, are forward looking statements. Such statements include, but are not limited to, statements regarding the benefits of the proposed merger, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected timing of the transactions contemplated by the merger agreement, market position and reduced leverage of the combined company. The words “expect,” “believe,” “estimate,” “intend,” “plan” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, as well as assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated. Such risks and uncertainties include, but are not limited to, risks related to the expected timing and likelihood of completion of the pending merger, including the risk that the transaction may not close due to one or more closing conditions to the transaction not being satisfied or waived, such as regulatory approvals not being obtained, on a timely basis or otherwise, or that a governmental entity prohibited, delayed or refused to grant approval for the consummation of the transaction or required certain conditions, limitations or restrictions in connection with such approvals, or that the required approval of the merger agreement by the stockholders of Rite Aid was not obtained; risks related to the ability of Albertsons and Rite Aid to successfully integrate the businesses; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement (including circumstances requiring Rite Aid to pay Albertsons a termination fee pursuant to the merger agreement); the risk that there may be a material adverse change of Rite Aid or Albertsons; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Rite Aid’s common stock, and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Rite Aid to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; risks related to successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; the risk that the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; and risks associated with the financing of the proposed transaction. A further list and description of risks and uncertainties can be found in Rite Aid’s Annual Report on Form 10-K for the fiscal year ended March 3, 2018, as amended, filed with the Securities and Exchange Commission (“SEC”) and in the definitive proxy statement/prospectus that was filed with the SEC on June 25, 2018 in connection with the proposed merger, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and the Company and Rite Aid undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Investor/Media Contact:

Melissa Plaisance

melissa.plaisance@albertsons.com

925-226-5115